Exhibit 2.2 under Form N-14

Federated Premier Municipal Income Fund

Amendment #1

to the By-Laws

Effective August 25, 2003

Insert the following into Article V, Officers:

Section 12. Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the “Act”). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Exhibit 2.2 under Form N-14

AMENDMENT #2
TO THE BY-LAWS
OF
FEDERATED PREMIER MUNICIPAL INCOME FUND

Effective September 21, 2004

Insert the following into Article V, Officers:

Section 13. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Trust’s policies and procedures approved by the Board under Rule 38a-1 of the Investment Company Act of 1940, as amended. Notwithstanding any other provision of these By-Laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the Investment Company Act of 1940, as amended.

Exhibit 2.2 under Form N-14

AMENDMENT #3
TO THE BY-LAWS
OF
FEDERATED PREMIER MUNICIPAL INCOME FUND

Effective January 1, 2006

Strike Section 1, OFFICERS from Article V – OFFICERS, and replace with the following:

Section 1. OFFICERS. The officers of the Trust shall be a president, a secretary, and a treasurer. The Trust may also have, at the discretion of the Board, one or more Vice Chairmen, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, one or more assistant vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. Any officer may be, but need not be, a Trustee or Shareholder. Any officer, or such other person as the Board may appoint, may preside at the meetings of the shareholders.

Strike Section 6, CHAIRPERSON OF THE BOARD, Section 7, VICE CHAIRMAN, Section 8, PRESIDENT and Section 9, VICE PRESIDENTS from Article V – OFFICERS and replace with the following:

Section 6. CHAIRMAN OF THE BOARD. The Board may elect from among its members a Chairman. The Chairman shall at all times be a Trustee who meets all applicable regulatory and other relevant requirements for serving in such capacity. The Chairman shall not be an officer of the Trust, but shall preside over meetings of the Board and shall have such other responsibilities in furthering the Board functions as may be assigned from time to time by the Board of Trustees or prescribed by these By-Laws. It shall be understood that the election of any Trustee as Chairman shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations, and liabilities imposed on that person as a Trustee in the absence of such election, and no Trustee who is so elected shall be held to a higher standard of care by virtue thereof. In addition, election as Chairman shall not affect in any way that Trustee’s rights or entitlement to indemnification under the By-Laws or otherwise by the Trust. The Chairman shall be elected by the Board annually to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as herein provided in these By-Laws. Each Trustee, including the Chairman, shall have one vote.

Resignation. The Chairman may resign at any time by giving written notice of resignation to the Board. Any such resignation shall take effect at the time specified in such notice, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Removal. The Chairman may be removed by majority vote of the Board with or without cause at any time.

Vacancy. Any vacancy in the office of Chairman, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office which shall be vacant by the vote of the Board.

Absence. If, for any reason, the Chairman is absent from a meeting of the board, the Board may select from among its members who are present at such meeting a Trustee to preside at such meeting.

Section 7. VICE CHAIRMAN. Any Vice Chairman shall perform such duties as may be assigned to him from time to time by the Board. The Vice Chairman need not be a Trustee.

Section 8. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, the president shall be the principal operating and executive officer of the Trust and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Trust. The president shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

Section 9. VICE PRESIDENTS. In the absence or disability of the president, the executive vice presidents, senior vice presidents or vice presidents, if any, in order of their rank as fixed by the Board or if not ranked, a vice president designated by the Board, shall perform all the duties of the president and when so acting shall have all powers of, and be subject to all the restrictions upon, the president. The executive vice president, senior vice presidents or vice presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, these By-Laws, the president or the Chairman of the Board.

Exhibit 2.2 under Form N-14

AMENDMENT #4

TO THE BY-LAWS

OF

FEDERATED PREMIER MUNICIPAL INCOME FUND

Effective June 1, 2013

Insert the following into ARTICLE VII, DIVIDENDS and renumber the remaining sections accordingly:

Section 2. Delegation of Authority Relating to Dividends. The Trustees or the Executive Committee may delegate to any Officer or Agent of the Trust the ability to authorize the payment of dividends and the ability to fix the amount and other terms of a dividend regardless of whether or not such dividend has previously been authorized by the Trustees.

Exhibit 2.2 under Form N-14

AMENDMENT #5

TO THE BY-LAWS

OF

FEDERATED PREMIER MUNICIPAL INCOME FUND

Effective November 30, 2013

Insert the following into Article II:

Section 11. NOMINATIONS.

(a)       Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Trust’s notice of meeting given by the Board, as described in Section 4 of this Article of these By-Laws; (B) by or at the direction of the Board; or (C) by any shareholder of the Trust who was a shareholder of record both at the time of the Trust’s notice of meeting and at the time of the annual meeting, who is entitled to vote at the meeting, and who complied with the notice provisions set forth in this Section 11.

(2)       For nominations or other business properly to be brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(1) of this Section 11, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred-twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (i) the name, age, business address and residence address of such person, (ii) the class and number of shares of the Trust that are beneficially owned or owned of record by such person, (iii) the date such shares were acquired and the investment intent of such acquisition, and (iv) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, and of such beneficial owner, and (ii) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

(b)       Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting at which Trustees are to be elected (1) pursuant to the Trust’s notice of meeting given by the Board; (2) by or at the direction of the Board; or (3) provided that the Board has determined that Trustees will be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of the Trust’s notice of meeting and at the time of the special meeting, who is entitled to vote at the meeting, and who complied with the notice procedures set forth in this Section 11. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Trust’s notice of meeting, if the shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the one hundred-twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such special meeting. In no event shall the public announcement or adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

A shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee (i) the name, age, business address and residence address of such person, (ii) the class and number of shares of the Trust that are beneficially owned or owned of record by such person, (iii) the date such shares were acquired and the investment intent of such acquisition, and (iv) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder (including any anticipated benefit to the shareholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Trust’s stock ledger and current name and address, if different, and of such beneficial owner, and (ii) the class and number of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

(c)       General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the Chairman (or such other officer presiding at the meeting) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective proposal or nomination shall be disregarded.

(2)       For purposes of this Section 11, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)       Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of (a) shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any class of preferred shares of beneficial interest to elect Trustees under specified circumstances.